UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2012

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34872	27-2481988
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

2100 Rexford Road

Suite 414

Charlotte, NC 28211

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (704) 496-2500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2012, Campus Crest Communities, Inc. (the “Company”) and Earl C. Howell, the Company’s Chief Operating Officer and President, entered into an Amended Employment Agreement. Pursuant to the Amended Employment Agreement, Mr. Howell will relinquish the title and role of Chief Operating Officer effective October 20, 2012, and will continue to serve as President through January 4, 2012. Effective January 5, 2013, Mr. Howell will relinquish the title and role of President and serve in a part-time capacity as Director of Special Projects until December 31, 2013. A copy of the Amended Employment Agreement is furnished as Exhibit 10.1 to this report and is incorporated by reference herein.

Through October 19, 2012, Mr. Howell will be entitled to the compensation and benefits provided under his existing employment agreement, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2012. Pursuant to the Amended Employment Agreement, Mr. Howell will be entitled to the compensation and other benefits, including (among others):

•	A base salary through January 4, 2013, at an annual rate of $360,000.

•	A car allowance of $1,000 per month through December 31, 2012, and a housing allowance of $1,900 a month through January 11, 2013.

•	Eligibility to participate in, and receive a cash bonus pursuant to, the Company’s 2012 incentive compensation plan.

•	Eligibility to participate in, and receive an equity grant pursuant to, the Company’s equity incentive compensation plan for fiscal year 2012.

•	A grant of 11,110 share of restricted common stock on January 1, 2013, per the terms of Mr. Howell's original Employment Agreement dated October 19, 2010.

•	Ratable vesting of existing and any 2012 stock awards over four quarters of 2013.

•	Eligibility for two, $100,000 cash bonuses relating to successful special projects.

•	Effective January 5, 2013, for serving as Director of Special Projects, a base salary at an annual rate of $100,000, plus hourly compensation for extraordinary services provided to the Company through December 31, 2013.

The Company anticipates promoting Robert Dann, Executive Vice President and Division President –Campus Crest Real Estate Management and Campus Crest Development, to the position of Chief Operating Officer effective October 20, 2012. Mr. Dann, 50, joined the Company in April of 2011 and has more than 25 years of industry experience, including strategic planning, portfolio and asset management and operational execution. From October of 2005 until April of 2011, he was president of CSM Lodging, LLC in Minneapolis, Minnesota, where he oversaw a portfolio of 38 hotels. Before that, Mr. Dann served as vice president of operations for Interstate Hotels & Resorts and also as executive vice president with Boykin Management in Cleveland, Ohio. He also has more than 15 years of property level hotel experience with such companies as Ian Schrager Hotels, Helmsley Hotels, Westin and InterContinental. Mr. Dann is a graduate of the University of Denver with a BSBA in Hotel and Restaurant Management.

Item 7.01 Regulation FD Disclosure.

On August 15, 2012, the Company issued a press release announcing the transition of the Chief Operating Officer role. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information in Item 7.01 of this report, including the information attached as Exhibit 99.1 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended Employment Agreement dated August 15, 2012
99.1	Press release dated August 15, 2012

The information contained in Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer and Secretary

Dated: August 15, 2012